UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO LOWE'S COMPANIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             LOWE'S COMPANIES, INC.
                     6 7/8% DEBENTURES DUE FEBRUARY 15, 2028

No. R

Principal Amount:  $

CUSIP No.: 548661AH0

         Lowe's Companies, Inc., a corporation duly organized and existing under the laws of the State of North Carolina (the "Company"), which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                    SPECIMEN

or registered  assigns,  the principal sum of $        on February 15, 2028, and
to pay interest thereon from February 9, 1998 or from the most recent Interest Payment Date on which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 in each year, commencing August 15, 1998, at the rate of 6 7/8% per annum, until the principal hereof is paid or made available for payment, and at the same rate per annum on any overdue principal and premium and on any overdue installment of interest until paid.

         This debenture (the "Debenture") is a "book-entry" debenture and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), a clearing agency. Subject to the terms of the Indenture, this Debenture will be held by a clearing agency or its nominee, and beneficial interests will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in minimum denominations of $1,000 and increments of $1,000 in excess thereof.

         Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the person in whose name this Debenture is registered on such Regular Record Date and may either be paid to the person in whose name this Debenture is registered at the close of business on a Special Record Date for the payment of such Defaulted Interested to be fixed by the Trustee, notice whereof shall be given to the person in whose name this Debenture is registered not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in said Indenture.

         As long as this Debenture is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Debenture by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, the final payment on this Debenture will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Debenture at its principal corporate trust office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture.

         Payments of the principal of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payments of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         This Debenture is one of a duly authorized issue of Debentures of the Company, designated 6 7/8% Debentures due February 15, 2028, issued in aggregate principal amount of $300,000,000, as specifically set forth in an amended and restated indenture dated as of December 1, 1995 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Debentures, and the terms upon which the Debentures are, and are to be, authenticated and delivered. All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Debentures do not have the benefit of any sinking fund obligations and will not be redeemable at the option of the Company or repayable at the option of the Holder prior to maturity.

         If an Event of Default shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company under this Debenture and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Debenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company, the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations on transfer of this Debenture by DTC or its nominee, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Debentures are issuable only in fully-registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company, or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

         Interest on this Debenture shall be computed on the basis of a 360-day year of twelve 30-day months.

         The Company will furnish to any Holder of record of Debentures upon written request and without charge a copy of the Indenture.

         All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Indenture and this Debenture each shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, LOWE'S COMPANIES, INC. has caused this instrument to be duly executed.

Dated:  February 9, 1998

                                                      LOWE'S COMPANIES, INC.

                                                      SPECIMEN

                                                      By______________________
                                                      Title:
Attest:

--------------------------
Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Debentures referred to in the within-mentioned Indenture.

                                         The First National Bank of Chicago,
                                         as Trustee

                                                   By__________________________
                                                   Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM - tenants in common
TEN ENT - tenants by the entireties
JT TEN - joint tenants with right of survivorship and not as tenants in common CUST - Custodian U/G/M/A or UNIF GIFT MIN ACT - Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                  (Please print or typewrite name and address of assignee)

------------------------------------------------------------------------------
      (Please insert Social Security or other identifying Number of Assignee)

the within Debenture of Lowe's Companies, Inc. and does hereby irrevocably constitute and appoint

_________________________________________________________________,  Attorney, to
transfer the said Debenture on the books of the within named Lowe's Companies, Inc., with full power of substitution in the premises.

Dated: __________________________



                                            ------------------------------------
                                            NOTICE:   The   signature   to  this
                                            assignment  must correspond with the
                                            name as  written  upon  the  face of
                                            this  Debenture in every  particular
                                            without alteration or enlargement or
                                            any change whatever.


---------------------------------
SIGNATURE GUARANTEED:
The signature must be guaranteed by
a member of the Securities Transfer
Agents Medallion Program.
Notarized or witnessed signatures
are not acceptable.

                              PAYMENT INSTRUCTIONS


         The assignee should include the following for purposes of payment:

         Payment shall be made, by wire transfer or otherwise, in immediately available funds, to _______________________, for the account of ___________________, account number _____________, or, if mailed by check, to
_________________________. Applicable reports and statements should be mailed to
_____________________.  This information is provided by ___________________, the assignee named above, or ______________________________, as its agent.